Exhibit 10.12

AMENDMENT NO. 5 TO CREDIT AGREEMENT

This AMENDMENT NO. 5 TO CREDIT AGREEMENT dated as of July 23, 2004 (this “Amendment”), is between LTX CORPORATION, a Massachusetts corporation having its chief executive office at LTX Park at University Avenue, Westwood, Massachusetts 02090-2306 (the “Borrower”), and CITIZENS BANK OF MASSACHUSETTS (the “Lender”) having its office at 28 State Street, Boston, Massachusetts 02109.

WHEREAS, the Borrower and the Lender are parties to the Credit Agreement dated as of April 30, 2001 as amended by Amendment No. 1 to Credit Agreement dated as of May 30, 2002, Amendment No. 2 to Credit Agreement dated as of October 31, 2002, Amendment No. 3 to Credit Agreement dated as of April 30, 2003, and Amendment No. 4 to Credit Agreement dated as of July 24, 2003 (as the same may be further amended or amended and restated from time to time, the “Credit Agreement”).

WHEREAS, the Borrower and the Lender have agreed to extend the maturity date of the Credit Agreement to July 23, 2005;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1. Capitalized Terms. Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2. Amendments. The Borrower and the Lender agree that the Credit Agreement is amended as set forth below:

The definition of “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced by the following:

“Revolving Credit Maturity Date” means July 23, 2005.

3. Conditions to this Amendment. This Amendment shall be effective upon the satisfaction of each of the following conditions:

(a) The Lender shall have received counterparts of this Amendment duly executed by each of the parties hereto;

(b) The Lender shall have received such other documents, instruments and agreements as the Lender may reasonably request, all of which shall be in form and substance satisfactory to the Lender; and

(c) The Borrower shall have paid all reasonable expenses, including legal fees and disbursements incurred by the Lender in connection with this Amendment and the transactions contemplated hereby.

4. No Default; Representations and Warranties, etc.

(a) The Borrower hereby confirms that: (a) the representations and warranties of the Borrower contained in Article 3 of the Credit Agreement are true on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) the Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed thereunder; and (c) after giving effect to this Amendment, no Event of Default specified in Article 6 of the Credit Agreement, nor any event which with the giving of notice or expiration of any applicable grace period or both would constitute such an Event of Default, shall have occurred and be continuing.

(b) The Borrower hereby represents and warrants to the Lender that: (i) this Amendment is within the power and authority of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower and (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5. Miscellaneous.

(a) Except to the extent specifically amended hereby, the Credit Agreement, the Loan Documents and all related documents, including without limitation, the Collateral Documents, shall remain in full force and effect and are hereby ratified and confirmed. Whenever the terms or sections amended hereby shall be referred to in the Credit Agreement, Loan Documents or such other documents (whether directly or by incorporation into other defined terms), such defined terms shall be deemed to refer to those terms or sections as amended by this Amendment. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligations of the Borrower under the Loan Documents or any rights of the Lender consequent thereon, except such waivers as are specifically set forth herein.

(b) This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c) This Amendment shall be governed by the laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

LTX CORPORATION

By:
Name: Mark Gallenberger
Title: Vice President and
Chief Financial Officer

CITIZENS BANK OF MASSACHUSETTS

By:
Name: Amy LeBlanc Hackett
Title: Vice President